Exhibit 23.2

                       [KPMG PEAT MARWICK LLP LETTERHEAD]


                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Fair, Isaac and Company, Incorporated:

We consent to incorporation by reference in the registration statement on Form S-8 of Fair, Isaac and Company, Incorporated and subsidiaries of our report dated October 23, 1996, except as to note 16, which is as of November 4, 1996, relating to the consolidated balance sheets of Fair, Isaac and Company, Incorporated and subsidiaries as of September 30, 1996 and 1995, and the related statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended September 30, 1996, which report appears in the September 30, 1996 annual report on Form 10-K of Fair, Isaac and Company, Incorporated, and subsidiaries.

                                               /s/ KPMG PEAT MARWICK LLP

KPMG PEAT MARWICK LLP
San Francisco, California
July 25, 1997


                                      -10-